                           EXCLUSIVE SUPPLY AGREEMENT


         This Supply Agreement (the "Agreement") is made and entered into as of the 5th day of May, 1997 by and between PDK Labs Inc., a New York corporation ("PDK") and Body Dynamics, Inc., an Indiana corporation ("BDI").

                              W I T N E S S E T H:

         WHEREAS, PDK is engaged in the business of manufacturing, marketing and distributing vitamins, herbs and non-prescription pharmaceutical products; and

         WHEREAS, PDK owns and operates a factory for the manufacture of vitamins and non- prescription pharmaceutical products; and

         WHEREAS, BDI is engaged in the business of marketing and distributing vitamin, herbs and non-prescription pharmaceutical products; and

         WHEREAS, PDK and BDI wish to enter into an agreement whereby PDK supplies certain products containing ephedrine and pseudoephedrine to BDI's customers; and

         WHEREAS, BDI acknowledges that PDK may incur substantial expenses and will expend significant resources in order to acquire additional equipment, incur obligations and employ additional personnel in order to fulfill its obligations to BDI under this Agreement.

         NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Exclusive Sale of Products.

                  (a) Commencing from the date of this Agreement, and during the term hereof (the "Term"), as defined at paragraph 3 hereof, BDI and its successors, assigns, subsidiaries and affiliates (collectively, "BDI") agree upon the terms of this Agreement that PDK shall be the exclusive supplier of all products containing ephedrine and/or pseudoephedrine as a single ingredient or in combination with other ingredients, which BDI distributes or markets within the United States ("US") as set forth on Schedule 1.1 hereof (the "Products") for sale to BDI's customers (the "Customer").

                  (b) Nothing herein shall restrict or limit in any manner the right of PDK to sell any products (whether such products contain ephedrine, and/or pseudoephedrine or not; except that PDK shall not, during the term of this Agreement, sell any Products to the Customers except pursuant to, and in accordance with, the terms hereof.

                  (c) BDI shall be responsible for all marketing and sales efforts and all costs relating thereto, including, without limitation, trade shows, brokers' commissions and advertising expenses.

                  (d) BDI shall ensure that all terms of this Agreement relating to the sale and delivery of Products to the Customers are included in any contract or agreement between the Customers and/or BDI and PDK.

                  (e) PDK represents and warrants that the Products it manufactures for supply to BDI are produced in compliance with good manufacturing practices as stated in the Code of Federal Regulation Parts 210 & 211.

         2. Term of Agreement.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of three
(3) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement as set forth in paragraphs (b), (c), (d) and (e) below.

                  (b) BDI may give PDK a minimum of thirty days' written notice of intent to terminate this Agreement from and after the first day of the eleventh month from and after the Effective Date, provided that BDI shall pay PDK the sum of Two Million Dollars ($2,000,000) (the "Termination Fee") on the date such notice is given.

                  (c) BDI may give PDK three months' written notice of intent to terminate this Agreement from and after the first day of the twenty first month from and after the Effective Date, without payment of the Termination Fee or any part thereof.

                  (d) PDK may, at its sole option and in its sole discretion, for any reason whatsoever, give BDI written notice to terminate this Agreement at any time upon such date as PDK shall set forth.

                  (e) BDI may give PDK written notice of its intent to terminate this Agreement at any time prior to August 1, 1997, if BDI has received written evidence permitting PDK to supply the Product to BDI from the Drug Enforcement Administration or a United States District court.

                  (f) The parties hereto shall execute and deliver to PDK, to be held in escrow by PDK, an Exclusive Supply Agreement in the form of Exhibit A attached hereto (the "Alternate Agreement"). In the event of any termination of this Agreement by PDK or BDI, under Section 2(d) or (e) above at PDK's sole option and discretion, the Alternate Agreement shall be released from escrow and shall become effective as of the date of termination of this Agreement for a period of three (3) years therefrom, as set forth in the Alternate Agreement.

         3. Placement and Acceptance of Orders; Delivery Schedule..

                  (a) PDK shall not be obligated to manufacture for distribution, or supply to any Customer any item, and shall have the right to reject any order, in whole or in part, whether based upon geographic location, Customer identity, regulatory standards, requirements or concerns or otherwise. In such event, all provisions of this agreement will continue to remain in full force and effect and BDI is prohibited from assisting such customer from obtaining the Product from any other source.

                  (b) BDI will not market any Product supplied by PDK hereunder to any party or entity that BDI knows, or has reason to know or reason to be suspicious, will utilize such product in any manner that is inconsistent with or contrary to prevailing federal and state regulations or laws, including the rules and regulations of any state or federal regulatory organization.

         4. Exclusive Supply Rights

         4.1 Rights Granted.

                  (a) BDI hereby grants to PDK the exclusive right (the "Supply Rights") to supply to the Customers the Products bearing such names and consisting of the components set forth in Schedule 4.1 hereto (the "Supplied Products"). During the Term, BDI will not grant any distribution rights, supply rights or license for the Supplied Products to any other person, without the express written consent of PDK.

                  (b) BDI agrees to disclose to PDK all information, documentation and related materials within its possession or knowledge in connection with the Supplied Products, including but not limited to distributor and customer lists, sales contracts, customer credit history, price, sale terms, any rebates or other negotiated contracts, either oral or written, verbal promises or other deals relating to the sale or distribution of the Supplied Products, any existing pending or potential litigation claims relating or involving the Supplied Products, any existing or pending rulings or regulations relating to or involving the use of the Supplied Products, and any other information that PDK may request in connection with carrying out the terms of this Agreement. PDK agrees to receive such information subject to the restrictions imposed by all regulatory laws and shall exercise the standards of care utilized by PDK treating its own information which it does not wish disclosed outside PDK; provided, however, that this restriction shall not be construed to limit the rights granted by BDI to PDK under the terms of this Agreement.

                  (c) In consideration for the Supply Rights, PDK agrees to pay to BDI a fee ("Fee") as follows: PDK shall pay BDI the difference between (i) the purchase price for the Supplied Products as billed to the Customer, and (ii) an amount equal to two hundred percent (200%) of the Material Cost of the Supplied Products. "Material Cost" shall mean PDK's actual material expenses incurred in the manufacture and packaging of the Supplied Products. The Material Costs for each item ordered will be determined, in advance, each forty-five (45) days during the term of this Agreement. Upon written request from BDI, PDK will provide to BDI an MRP Schedule reflecting PDK's Material Cost per item. PDK shall receive a premium of (i) five cents (5(cent)) per vial on any products packaged in a vial containing 100 count or less and (ii) eight cents (8(cent)) per vial on any product packaged in a vial containing greater than 100 count. The Fee is payable monthly, in arrears, within fifteen (15) days of the end of the month in which PDK received payment for the related Supplied Products and is only payable upon receipt of the purchase price from the related Customer.

                  (d) The Fee shall be deemed to exclude a shipping allowance of 1(cent) per bottle (the "Shipping Allowance"). To the extent the actual shipping costs exceed the Shipping Allowance, then PDK shall offset such amount against the next installment of the Fee.

                  (e) PDK has the absolute right in its sole and absolute discretion, if an invoice remains unpaid for a period in excess of 150 days to offset 100% of the material cost of the Supplied Products delivered pursuant to the delinquent invoice, against the next installment of the Fee.

                  (f) PDK agrees to be responsible for all returns of Supplied Products sold from and after the date of this contract.

                  (g) If BDI terminates this agreement pursuant to any of the provisions hereof, PDK shall have ten (10) days to offer to sell to BDI the finished goods of the Products in PDK's inventory at a price of 200% of Material Cost. BDI shall have ten (10) days to accept such offer and upon such acceptance PDK shall ship the finished goods (with 60 day credit terms). If BDI shall not accept such offer, PDK shall have the right to sell the finished goods in its sole and absolute discretion.

                  (h) PDK must use its best efforts to obtain the lowest material cost with respect to the manufacturing and packaging of Supplied Products.

         4.2 Exclusivity.

                  (a) The Supply Rights granted to PDK pursuant to this Section are exclusive and BDI shall not grant any right to distribute the Supplied Products to the Customers to any other party during the Term (except as otherwise set forth in this Agreement).

         4.3 Indemnification.

                  (a) BDI hereby agrees to indemnify and hold PDK, its officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of BDI relating to the Supplied Products.

                  (b) PDK hereby agrees to indemnify and hold BDI, its officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of PDK relating to the Supplied Products.

         4.4      Termination of Supply Rights.

                  (a) PDK shall have the right to terminate the Supply Rights at its sole discretion, at any time, upon being advised that any regulatory authority objects to the sale of the Supplied Products by PDK to the Customers.

                  (b) In addition, in the event any regulatory agency restricts or denies further use of any trademarks used by PDK in connection with the Supplied Products, all rights and obligations of the parties relating to the Supply Rights shall remain in effect, except that the Supplied Products will be marketed under a name or names mutually acceptable to PDK and BDI and consistent with the determination of such regulatory authorities.

                  (c) PDK shall not have the right or authority to substitute another brand for any order that calls for the BDI brand with out the express written consent of BDI.

                  (d) PDK shall properly package and timely ship all orders from BDI for shipment to BDI's customers consistent with BDI's instructions relating thereto. PDK shall not, with regard to the shipment of Supplied Products to BDI's customers, use any art, text, labels or packaging which has not been specifically approved by BDI, nor may PDK change, alter or modify any such art, labels, text or packaging with out BDI's specific written approval to do so.

         5.                Termination of Agreement.

                  (a) BDI acknowledges that it shall have earned income from its performance under this Agreement, and that in the event of termination of this Agreement for any reason, the income earned thereby shall constitute its sole earnings, and it shall not be entitled to reimbursement, lost profits or indemnity payments of any kind. However, upon the expiration or termination of this Agreement, PDK shall return to BDI, all items that were supplied by or paid for by BDI within fifteen (15) days. This includes, but is not limited to, customer information and tooling.

                  (b) Any failure by either party to terminate this Agreement pursuant to Clauses 2(b), (c), (d), or (e) hereunder and the Supply Rights pursuant to Clause 4.4 hereunder by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement and the Supply Rights hereunder upon reoccurrence or continuance of such acts or events.

         6. Representations and Warranties of BDI. BDI (including all of its subsidiaries and affiliates) represents and warrants to PDK as follows:

         6.1 Organization and Qualification. BDI is a corporation validly existing and in good standing under the laws of the State of Indiana, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. BDI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of BDI.

         6.2 Subsidiaries and Affiliates. Except as set forth on Schedule 6.2 hereof, BDI has no subsidiaries or affiliates.

         6.3 Validity and Execution of Agreement. BDI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of BDI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by BDI and constitutes the valid and binding obligation of BDI enforceable against it in accordance with its terms.

         6.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by BDI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of BDI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which BDI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to BDI.

         6.5 Licenses and Permits. BDI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         6.6 Compliance with Laws. BDI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of BDI.

         6.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by BDI is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of BDI, there is no (a) fact relating to any product that may impose upon the Companies a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which BDI has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

         6.8 Survival. All of the representations and warranties of BDI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         7. Representations and Warranties of PDK.

         7.1 Organization and Qualification. PDK is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. PDK is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of PDK.

         7.2 Subsidiaries and Affiliates. Except as set forth on Schedule 7.2 hereof, PDK has no subsidiaries or affiliates.

         7.3 Validity and Execution of Agreement. PDK has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of PDK has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by PDK and constitutes the valid and binding obligation of PDK enforceable against it in accordance with its terms.

         7.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by PDK of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of PDK; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which PDK are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to PDK.

         7.5 Insurance and Indemnification. At all times during the Term and for two (2) years thereafter, PDK agrees to be responsible for maintaining products liability coverage on all products sold to the Customers hereunder. Such coverage shall be in an amount not less than $3 million, per occurrence. BDI shall be named as an additional insured on any and all products liability policies maintained by PDK. Each such policy shall require the insurance carrier to give at least thirty (30) days but not more than ninety (90) days written notice to BDI of cancellation. PDK shall provide proof of adequate insurance coverage to BDI at least annually. Any failure by PDK to maintain the foregoing insurance shall entitle BDI to terminate this Agreement with out payment of any termination fee.

         7.6 Survival. All of the representations and warranties of PDK contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         8. Force Majeure. PDK shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond PDK's reasonable control including but not limited to governmental actions or inactions.

         9.       Injunctive Relief.


                  (a) BDI acknowledges that PDK will incur considerable expenses in connection with the purchase of equipment and materials and the employment of personnel in order to fulfill its obligations under this Agreement. BDI further acknowledges that its obligations to PDK hereunder are of a special, unique and extraordinary character, and would be difficult or impossible to replace and that any breach of this Agreement by BDI would result in irreparable and continuing damages to PDK for which there would be no adequate remedy at law. Accordingly, BDI agrees that any breach or threatened breach by it of this Agreement shall entitle PDK, its successors and assigns, to injunctive relief, and to such further relief as may be proper, including damages at law and equitable relief, and further agrees to hold PDK harmless from, and indemnify PDK from any losses or damages sustained, including lost profits, and any expenses incurred, including attorneys fees, arising out of any breach by BDI of this Agreement. The parties understand and intend that each restriction agreed to by BDI hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which PDK seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. Nothing contained herein shall waive or limit any right or remedy which PDK may have, either in law or equity, to enforce this Agreement and its rights hereunder.

                  (b) PDK acknowledges that BDI will incur considerable expenses in connection with its obligations under this Agreement. PDK further acknowledges that its obligations to BDI hereunder are of a special, unique and extraordinary character, and would be difficult or impossible to replace and that any breach of this Agreement by PDK would result in irreparable and continuing damages to BDI for which there would be no adequate remedy at law. Accordingly, PDK agrees that any breach or threatened breach by it of this Agreement shall entitle BDI, its successors and assigns, to injunctive relief, and to such further relief as may be proper, including damages at law and equitable relief, and further agrees to hold BDI harmless from, and indemnify BDI from any losses or damages sustained, including lost profits, and any expenses incurred, including attorneys fees, arising out of any breach by PDK of this Agreement. The parties understand and intend that each restriction agreed to by PDK hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which BDI seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. Nothing contained herein shall waive or limit any right or remedy which BDI may have, either in law or equity, to enforce this Agreement and its rights hereunder.

         10. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling it obligations hereunder, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

         11. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

         12. Disclaimer of Warranties. PDK makes no other representations or warranties except as set forth in this agreement, and PDK expressly disclaims any implied warranties of merchantability, fitness for use or fitness for a particular purpose.

         13. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 13):

                  If to PDK, to:

                  PDK Labs Inc.
                  145 Ricefield Lane
                  Hauppauge, NY  11788
                  Attn:  Michael Krasnoff

                  If to BDI, to:

                  Body Dynamics, Inc.
                  9700 North Michigan Road
                  Carmel, IN  46032
                  Attn:  Karen Windle-Burcham


         14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

         15. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.

         16. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         18. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

         19. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                            PDK LABS INC.

                                            By: /s/ Michael B. Krasnoff
                                                ----------------------

                                            BODY DYNAMICS, INC.

                                            By: /s/ Karen Windle-Burcham
                                                -----------------------